Exhibit 99.1

Staffing 360 Solutions Shifts Strategy to Focus Exclusively on U.S. Staffing Industry; Divests U.K. Staffing Business

NEW YORK, February 15, 2024 – Staffing 360 Solutions, Inc. (the “Company” or “Staffing 360 Solutions”) (Nasdaq: STAF), a company executing a buy-integrate-build strategy through the acquisition of staffing organizations in the United States, today announced a targeted shift in its focus exclusively on its U.S. staffing business of Monroe Staffing Services, Key Resources, Headway Workforce Solutions and Lighthouse Professional Services, and that IPE Ventures has assumed ownership of the Company’s U.K.-based staffing operation.

After a thorough, strategic review of its business and current industry conditions, the Board of Directors of Staffing 360 Solutions (the “Board”) concluded that the Company will be best served by focusing solely on the U.S. staffing market, which is the largest such market in the world. The Board currently is evaluating various options through which the Company can successfully execute on this new strategy.

“The United States Staffing and Recruitment Market is projected to grow by 12.7% from 2022 to 2030 and divesting our U.K. business will allow us to focus our resources on the world’s largest and most dynamic staffing market,” said Brendan Flood, CEO and President of Staffing 360 Solutions. “We believe this strategy will give us enhanced insight into one marketplace and allow us to better concentrate on marketing our services and responding quickly to the needs of our U.S. clients.”

About Staffing 360 Solutions Inc.

Staffing 360 Solutions, Inc. is engaged in the execution of a buy-integrate-build strategy through the acquisition of domestic and international staffing organizations in the United States. The Company believes that the staffing industry offers opportunities for accretive acquisitions and as part of its targeted consolidation model, is pursuing acquisition targets in the finance and accounting, administrative, engineering, IT, and light industrial staffing space.

For more information, visit http://www.staffing360solutions.com. Follow Staffing 360 Solutions on Facebook, LinkedIn and Twitter.

Forward-Looking Statements

This press release contains forward-looking statements, which may be identified by words such as “expect,” “look forward to,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate,” “will,” “project” or words of similar meaning. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified; consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, our ability to maintain compliance with the listing rules of the Nasdaq Capital Market, our ability to retain our listing on the Nasdaq Capital Market; market and other conditions; the geographic, social and economic impact of COVID-19 on the Company’s ability to conduct its business and raise capital in the future when needed; weakness in general economic conditions and levels of capital spending by customers in the industries the Company serves; weakness or volatility in the financial and capital markets, which may result in the postponement or cancellation of customer capital projects or the inability of the Company’s customers to pay the Company’s fees; the termination of a major customer contract or project; delays or reductions in U.S. government spending; credit risks associated with the Company’s customers; competitive market pressures; the availability and cost of qualified labor; the Company’s level of success in attracting, training and retaining qualified management personnel and other staff employees; changes in tax laws and other government regulations, including the impact of health care reform laws and regulations; the possibility of incurring liability for the Company’s business activities, including, but not limited to, the activities of the Company’s temporary employees; the Company’s performance on customer contracts; negative outcome of pending and future claims and litigation; government policies, legislation or judicial decisions adverse to the Company’s businesses; the Company’s ability to access the capital markets by pursuing additional debt and equity financing to fund its business plan and expenses on terms acceptable to the Company or at all; and the Company’s ability to comply with its contractual covenants, including in respect of its debt agreements, as well as various additional risks, many of which are now unknown and generally out of the Company’s control, and which are detailed from time to time in reports filed by the Company with the SEC, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K. Staffing 360 Solutions does not undertake any duty to update any statements contained herein (including any forward-looking statements), except as required by law.

Investor Relations Contact:

Roger Pondel or Laurie Berman

PondelWilkinson Inc.

+1 310-279-5980

pwinvestor@pondel.com

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